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                                                                    Exhibit 10.3

                           CHANGE OF CONTROL AGREEMENT


     This Change of Control ("Agreement") is made and entered into as of this 20th day of September, 1999, by and between Brigham Exploration Company, a Delaware corporation (the "Company"), and [See Schedule I], an individual currently residing in Austin, Texas ("Officer").

                                    RECITALS

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of Officer, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Officer with compensation and benefit arrangements upon a Change of Control which ensures that such compensation and benefits are competitive with other corporations.

                                    AGREEMENT

         Now, therefore, in consideration of Officer's continued employment by the Company and execution of a General Release materially in the form attached hereto as Exhibit A (the "General Release"), as well as the promises, covenants and obligations contained herein, the Company and Officer agree as follows:

         1.       Severance and Other Benefits.

                  (a) Severance Payment. Prior to the end of the Retention Period, upon the occurrence of a Termination Event (as defined in Paragraph 2) and Officer's execution of the General Release--

                           (i) the Company or its successor shall pay Officer an
                  amount equal to Officer's Annual Base Salary (as defined in Paragraph 2) multiplied by 2.0, payable as a lump sum cash payment within 30 business days after the date of execution of the General Release;

                           (ii) if Officer was participating in a life insurance
                  and/or disability benefit plan maintained by an Employer as of [his/her] Termination Date, such coverage will be continued at the same cost, if any, charged to similarly situated active employees under such plans for a period of eighteen months following the Termination Date or, if earlier, the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment;

                           (iii) if Officer was participating in a hospital,
                  surgical, medical or dental benefit plan maintained by an Employer as of [his/her] Termination Date and if Officer elects to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Officer will be reimbursed the premiums paid to continue such coverage under COBRA until the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment; and

                           (iv) the Company shall pay all reasonable legal fees
                  and expenses promptly as they are incurred by Officer in seeking to obtain or enforce any right or benefit provided by


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                  this Agreement other than fees or expenses incurred in
                  connection with any challenge by Officer to the enforceability of the General Release.

                  (b) Option Vesting. In the event of a Change of Control, the Company or any successor thereto (or an affiliate of the Company or any successor thereto) shall take all such action as may be necessary or appropriate to amend any option to purchase Brigham common stock held by Officer to provide that, with respect to any portion of such option which has not then vested but is scheduled to vest within five years of the date of the Change of Control, such portion of the option shall immediately vest.

         2.       Definitions.

                  (a) "Annual Base Salary," as determined on the Termination Date or Retention Date, as the case may be, shall be equal to the greater of (i) the annual base salary payable to Officer by the Company or any successor thereto (or any affiliate of the Company or a successor thereto) as of the date of the earliest Change of Control to occur during the eighteen-month period prior to the Termination Date or Retention Date plus any bonuses or special incentive payments received by Officer from the Company or any successor thereto (or any affiliate of the Company or a successor thereto) during the twelve-month period prior to such Change of Control, determined prior to reduction for any employee-elected salary reduction contributions made to an employer-sponsored plan pursuant to Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) the annual base salary payable to Officer by the Company or any successor thereto (or any affiliate of the Company or a successor thereto) as of the Termination Date or Retention Date plus any bonuses or special incentive payments received by Officer from the Company or any successor thereto (or an affiliate of the Company or a successor thereto) during the twelve-month period prior to the Termination Date or Retention Date, determined prior to reduction for any employee-elected salary reduction contributions made to an employer-sponsored plan pursuant to Section 401(k) or 125 of the Code. In the event Officer has not been employed by the Company for one year, such bonus shall be assumed to equal 50% of the Officer's annual base salary for purposes of determining "Annual Base Salary."

                  (b) "Brigham" means Brigham Exploration Company, a Delaware corporation, or any successor thereto.

                  (c) "Cause" as used herein with respect to Officer's termination of employment shall include any of the following: (A) Officer's conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime causing substantial harm to the Company or its affiliates; (B) the willful and continued failure by Officer to substantially perform Officer's duties with the Company (other than such failure resulting from Officer's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Chief Executive Officer of the Company and the Board, which specifically identifies the manner in which the Chief Executive Officer and the Board believes that Officer has not substantially performed Officer's duties or (C) the willful engaging by Officer in misconduct which is materially injurious to the interests of the Company or any successor thereto (or any affiliate of the Company or a successor thereto). For purposes of this Paragraph, no act, or failure to act, on Officer's part shall be considered "willful" unless done, or omitted to be done, by Officer not in good faith and without reasonable belief that Officer's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Officer a copy of a notice of termination from the Chief Executive Officer of the Company and the Board, after (x) reasonable notice to Officer, (y) an opportunity for Officer, together with Officer's counsel (the reasonable fees of which the Company shall pay promptly as incurred), to be heard before the Board, finding that, in the good faith opinion of the Board, Officer was guilty of conduct set forth above in clauses (A), (B) or (C)


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         of the first sentence of this Subparagraph and specifying the particulars thereof in detail.

                  (d) A "Change of Control" shall be deemed to have occurred for purposes of this Agreement if:

                           (i) any "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Ben Brigham or Anne Brigham or Brigham, any of its subsidiaries, any employee benefit plan of Brigham or any of its subsidiaries, or any entity organized, appointed or established by Brigham for or pursuant to the terms of such a plan), together with any nominees or appointees of such person (excluding in any event Ben Brigham and Anne Brigham), constitute at least 51% of members of the Board of Directors of Brigham;

                           (ii) the stockholders of Brigham approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors ("Voting Securities") of the reorganized, merged or consolidated company's then outstanding voting securities;

                           (iii) Brigham sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity and following such transaction does not continue its business following substantially the same business plan that is in existence as of the date of this Agreement; or Brigham is to be dissolved and liquidated; or

                           (iv) any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Brigham, any of its subsidiaries, any employee benefit plan of Brigham or any of its subsidiaries, or any entity organized, appointed or established by Brigham for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Brigham representing in the aggregate 50% or more of either (A) the then outstanding shares of common stock, par value $.01 per share, of Brigham ("Common Stock") or
         (B) the Voting Securities of Brigham, in either such case other than solely as a result of acquisitions of such securities directly from Brigham.

                           Notwithstanding the foregoing, a "Change in Control" of Brigham shall not be deemed to have occurred for purposes of subparagraph (iv) of this paragraph 2(d) solely as the result of an acquisition of securities by Brigham which, by reducing the number of shares of Common Stock or other Voting Securities of Brigham outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 50% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of Brigham beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of Brigham (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of Brigham shall be deemed to have occurred for purposes of subparagraph (iv) of this paragraph 2(d).


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                  (e) The "Retention Date" shall mean the last day of the
         Retention Period.

                  (f) The "Retention Period" shall be the period commencing on the date of the first Change of Control to occur after the execution of this Agreement and ending on the second anniversary of such Change of Control date.

                  (f) The "Termination Date" shall mean the date of the termination of Officer's employment in connection with a Termination Event.

                  (g) A "Termination Event" shall be deemed to have occurred if at any time within the Retention Period:

                           (i) the Company or any successor thereto (or an
                  affiliate of the Company or any successor thereto) shall terminate Officer's employment for any reason other than for Cause; or

                           (ii) Officer shall voluntarily terminate [his/her]
                  employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto) for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any of the following (without Officer's express written consent):

                                    (A) A material change in the nature or scope
                           of Officer's duties from those engaged in by Officer immediately prior to the date on which a Change of Control occurs;

                                    (B) A reduction in Officer's annual base
                           salary from that provided to [him/her] immediately prior to the date on which the Change of Control occurs;

                                    (C) A material diminution in Officer's
                           eligibility to participate in, or in the benefits provided to Officer, under any bonus, stock option or other incentive compensation plans or employee welfare and pension benefit plans (including medical, dental, life insurance, retirement and long-term disability plans) from that provided to [him/her] immediately prior to the date on which the Change of Control occurs; or

                                    (D) Any required relocation of Officer of
                           more than thirty miles from the location where Officer was based and performed services on the date of this Agreement (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Officer for the year prior to the most recent Change of Control).

                  3. Adjustments. Any provision of this Agreement to the contrary notwithstanding, if, in the Company's determination, the total sum of
(i) the payments and benefits to be paid or provided to (or with respect to) Employee under this Agreement which are considered to be "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) any other payments and benefits which are considered to be "parachute payments," as so defined, to be paid or provided to (or with respect to) Employee by the Company or a member of the Company's affiliated group (within the meaning of Section 280G(d)(5) of the Code) (the "Total Amount") exceeds the amount


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Employee can receive without having to pay excise tax with respect to all or any portion of such payments or benefits under Section 4999 of the Code (the
"Reduced Amount"), then the amount payable to Employee pursuant to paragraphs 1(a) and 1(b) of this Agreement shall be reduced to the greater of zero or the highest amount which will not result in Employee having to pay excise tax with respect to any payments and benefits under Section 4999 of the Code; provided, however, that in the event that the Reduced Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code) is less than the Total Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code and excise taxes applicable to such payments under Section 4999 of the Code), then the reduction of the amount payable to Employee under paragraphs 1(a) and 1(b) of this Agreement provided for in the preceding provisions of this paragraph 3 shall not be made.

         4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:       Brigham Exploration Company
                                     6300 Bridge Point Parkway
                                     Building 2, Suite 500
                                     Austin, Texas 78730

         If to Officer to:
                                     ---------------------------------

                                     ---------------------------------

                                     ---------------------------------

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

                  5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

                  6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

                  7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                  8. Withholding. The Company or any affiliate of the Company employing Officer shall withhold from any amount payable to Officer pursuant to this Agreement or from other remuneration payable to Officer, and shall remit to the appropriate governmental authority if required by applicable law, any income, employment or other tax such entity is required by applicable law to so withhold from and remit on behalf of Officer and any other amounts authorized in writing by Officer.


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                  9. No Continued Employment and Effect of Agreement. This
Agreement shall not enlarge or otherwise affect the terms of Officer's employment with the Company, if any, and the Company or an affiliate employing Officer may terminate [his/her] employment as freely and with the same effect as if this Agreement had not been established. This Agreement is the sole and exclusive program of severance benefits provided to Officer. It is intended that any and all other representations, agreements or descriptions of similar benefits be superseded hereby with respect to Officer; provided, however, that nothing herein is intended to modify or affect in any way the terms of any written employment agreement signed between the Company and Officer. No oral or written representation or promise concerning severance which is inconsistent with the provisions of this Agreement shall have any force or effect.

         10. Assignment.

                  (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this Paragraph 10. Without limiting the foregoing, Officer's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by [his/her] will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Officer performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

         11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

         12. No Violations. To the extent any provision of this Agreement would trigger a breach of any material agreement to which the Company or any of its subsidiaries is a party or would cause a violation of applicable law, it shall be invalid and of no force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                        BRIGHAM EXPLORATION COMPANY



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------



                                        OFFICER



                                        -----------------------------------
                                        [See Schedule I]
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                                                                       EXHIBIT A

                            GENERAL RELEASE AGREEMENT

NOTICE: If you wish to accept the Severance Payment, you must return an executed copy of this form to the Company by the close of business on the forty-fifth day after the Termination Event or the expiration of the Retention Period, whichever is applicable, as defined in the Change of Control Agreement between you and Brigham Exploration Company.

GENERAL RELEASE: IN CONSIDERATION OF THE SEVERANCE PAYMENT (PAYMENT) TO BE MADE TO ME UNDER THE BRIGHAM EXPLORATION COMPANY CHANGE OF CONTROL AGREEMENT (THE AGREEMENT), I HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE (i) BRIGHAM EXPLORATION COMPANY INC. AND ANY PARENT, SUBSIDIARY, AFFILIATED ENTITY, SUCCESSORS OR ASSIGNS (THE COMPANY), AND (ii) THE STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AND FIDUCIARIES OF THE COMPANY (COLLECTIVELY THE RELEASED PARTIES), FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, AND CAUSES OF ACTION OF WHATEVER KIND OR CHARACTER, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT, THAT I NOW HAVE OR CLAIM AGAINST THEM CONNECTED IN ANY WAY TO THE AGREEMENT OR ANY CLAIM FOR BENEFITS UNDER THE AGREEMENT, OR MY EMPLOYMENT, CONTINUATION OF EMPLOYMENT, OR, IF APPLICABLE, TERMINATION OF EMPLOYMENT WITH ANY OF THE RELEASED PARTIES, OR WITH ANY OTHER ACT, CONDUCT, OR OMISSION OF ANY OF THE RELEASED PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS ARISING UNDER ANY FEDERAL, STATE, OR LOCAL LAWS RELATING TO THE EMPLOYMENT RELATIONSHIP, INCLUDING THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THIS GENERAL RELEASE DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS GENERAL RELEASE IS EXECUTED. FURTHER IN CONSIDERATION OF THE PAYMENT TO BE MADE TO ME UNDER THE AGREEMENT, I ACKNOWLEDGE AND AGREE THAT THE RELEASED PARTIES MAY RECOVER FROM ME ANY LOSS, INCLUDING ATTORNEY'S FEES AND COSTS OF DEFENDING AGAINST ANY CLAIM BROUGHT BY ME, THEY MAY INCUR ARISING OUT OF MY BREACH OF THIS GENERAL RELEASE.

I understand that I may revoke my acceptance of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance, this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge the enforceability of this General Release, I agree initially to tender to the Company the Payment made under the Agreement, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and this General Release will be void. In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether this General Release shall be set aside and/or otherwise rendered unenforceable.

I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties have made any promise or representation to me that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.


Date signed:
             -----------------------------        -----------------------------
                                                      Signature of Employee

Date signed:
             -----------------------------        -----------------------------
                                                            Witness
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                                   Schedule I


David T. Brigham
A. Lance Langford
Curtis F. Harrell
Karen E. Lynch
Christopher A. Phelps
Jeffrey E. Larson